SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                January 27, 2003
                                ----------------


                        LORAL SPACE & COMMUNICATIONS LTD.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                     1-14180                        13-3867424
--------------------------------------------------------------------------------
(State or other                     (Commission                    (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                           Number)

                         c/o Loral SpaceCom Corporation
                  600 Third Avenue, New York, New York     10016
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
                                 --------------


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Item 5. Other Events.
        -------------

     Space Systems/Loral, Inc. ("SS/L"), a subsidiary of Loral Space & Communications Ltd. ("Loral"), was a party to an Operational Agreement with Alcatel Space Industries, pursuant to which the parties had agreed to cooperate on certain satellite programs, and an Alliance Agreement with Alcatel Space (together with Alcatel Space Industries, "Alcatel"), pursuant to which Alcatel had certain rights with respect to SS/L. The agreements between Alcatel and SS/L were terminable on one year's notice, and, on February 22, 2001, Loral gave notice to Alcatel that they would expire on February 22, 2002.

     In April 2001, Alcatel commenced an arbitration proceeding challenging the effectiveness of Loral's notice of termination and asserting various alleged breaches of the agreements by SS/L relating to the exchange of information and other procedural or administrative matters. In February 2002, the arbitral tribunal issued a partial decision, which upheld the validity of Loral's termination effective February 22, 2002 and Alcatel's claims as to certain breaches. The partial decision was confirmed by the District Court for the Southern District of New York on June 25, 2002. The arbitral tribunal has provided both parties with an opportunity to file any additional claims or counterclaims they may have. In March 2002, Alcatel submitted additional claims against Loral and SS/L and is seeking at least $350 million in damages in respect of all of its claims.

     On January 27, 2003, Loral and SS/L received from the arbitral tribunal a partial decision on the additional claims and counterclaims. The arbitral tribunal ruled in favor of Alcatel on most of its claims alleging breaches of the Operational Agreement or Alliance Agreement and ruled against Loral and SS/L on the counterclaims. The arbitral tribunal set a schedule for further submissions by the parties and for hearings to be held in May 2003 to determine whether any of the breaches caused Alcatel to suffer injury and to determine the amount of damages, if any. If the arbitral tribunal finds that Alcatel has sustained damages, there could be a material adverse effect on Loral's consolidated financial position and results of operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Loral Space & Communications Ltd.

                                        By: /s/ Avi Katz
                                            ------------------------------
                                        Name:  Avi Katz
                                        Title: Vice President and Secretary


Date: January 31, 2003